UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2006

TransCommunity Financial Corporation

(Exact name of registrant as specified in its charter)

Virginia	000-33355	54-2032355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4235 Innslake Drive, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

At a meeting of the Board of Directors (the “Board”) of TransCommunity Financial Corporation (the “Company”) held on March 29, 2006, the following directors tendered their resignations from the Board: Dean P. Agee, Julian C. Metts, Jr., James L. Minter and John J. Purcell, Jr. (collectively, the “Resigning Directors”). The Resigning Directors tendered their oral resignations and departed the Board meeting following Board adoption of a corporate policy related to the responsibilities, relationships and best practices of the boards of directors of the Company and its subsidiary banks. The Company believes the Resigning Directors disagreed with certain of the policies and practices prescribed by the policy statement. This policy had been developed by the Nominating and Governance Committee, of which Mr. Agee was a member, over a period of more than a year. The four Resigning Directors voted against adoption of the policy; and upon approval of the policy by the affirmative vote of all the other members of the Board present at the meeting, tendered their resignations. The resignations were formally accepted by all the other members of the Board present at the meeting. At the time of their resignations, Mr. Agee was a member of the Nominating and Governance Committee, Mr. Metts was a member of the Audit Committee, Mr. Minter was a member of the Information Technology Committee and Mr. Purcell was a member of the Executive and Compensation Committees. Messrs. Metts and Minter are directors of the Company’s wholly-owned subsidiary, Bank of Powhatan, N.A., and Messrs. Agee and Purcell are directors of the Company’s wholly-owned subsidiary, Bank of Louisa, N.A. The Company was not aware of the intention of any of the Resigning Directors to submit his resignation until each did so.

A copy of the policy statement described in the preceding paragraph, as adopted by the Board on March 29, 2006, is attached to this report as Exhibit 99.1.

On March 29, 2006, the Board, acting on a recommendation of the Nominating and Governance Committee, appointed Jack C. Zoeller to serve as a Class II director until the 2006 annual meeting of shareholders, scheduled to be held on May 30, 2006. There is no arrangement or understanding between Mr. Zoeller and any other persons pursuant to which Mr. Zoeller was selected as a director. Mr. Zoeller does not have a direct or indirect material interest in any existing or currently proposed transaction to which the Company is or may become a party. At this time, it has not been determined on which of the Company’s Board committees Mr. Zoeller will serve. Mr. Zoeller’s principal occupations in recent years include the following: Visiting Research Professor, George Washington University, 2005 to present; President and Chief Executive Officer, AtlantiCare Risk Management Corp., Vienna, VA and Barbados, 1995 to 2005; President and Chief Executive Officer, North American Health & Life Insurance Co., 1996 to present; formerly Chairman and Chief Executive Officer, ComFed Bancorp., Lowell, MA, 1990 to 1993; President, ComFed Savings Bank, Lowell, MA, 1989 to 1991; Executive Vice President, President and Chief Executive Officer, ComFed Mortgage Corp., Lowell, MA, 1987 to 1991. Mr. Zoeller is a graduate of the United States Military Academy, West Point. He was a Rhodes Scholar and holds graduate degrees from Oxford University and Harvard University.

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Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Policy statement regarding the boards of directors of the Company and its Banks, as adopted March 29, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCOMMUNITY FINANCIAL CORPORATION

(Registrant)

/s/ Bruce B. Nolte
Bruce B. Nolte Chief Executive Officer

Date: March 30, 2006

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